Exhibit 3.44
ARTICLES OF INCORPORATION
OF
MARK & KAMBOUR HOLDINGS, INC.
ARTICLE 1
NAME
     The name of the corporation is Mark & Kambour Holdings, Inc. (the “Corporation”).
ARTICLE 2
PRINCIPAL OFFICE
     The street address of the initial principal office of the Corporation is 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, Florida 33410.
ARTICLE 3
AUTHORIZED SHARES
     The Corporation shall have authority, to be exercised by the Board of Directors, to issue no more than one thousand (1,000) shares of capital stock. These shares shall be one class, with no par value, and shall be designated as “Common Stock.” The holders of Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.
ARTICLE 4
REGISTERED OFFICE AND AGENT
     The street address of the initial registered office of the Corporation is 1200 South Pine Island Road, Plantation, Florida 33324, and the name of the initial registered agent of the Corporation at the registered office is C T Corporation System.
ARTICLE 5
INCORPORATOR
The name and address of Incorporator is:
Russell A. Hilton
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

ARTICLE 6
LIMITATION OF DIRECTOR LIABILITY
     The liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act. If the Florida Business Corporation Act is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended.
ARTICLE 7
BOARD OF DIRECTORS
     The initial Board of Directors shall consist of three (3) members whose names and addresses are: -
James C. New
11025 RCA Center Drive
Suite 300
Palm Beach Gardens, Florida 33410
Martin J. Stefanelli
11025 RCA Center Drive
Suite 300
Palm Beach Gardens, Florida 33410
Gregory A. Marsh
11025 RCA Center Drive
Suite 300
Palm Beach Gardens Florida 33410
     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation of Mark & Kambour Holdings, Inc. this 12th day of October, 2009.

/s/ Russell A. Hilton
Russell A. Hilton
Incorporator

ACCEPTANCE OF INITIAL REGISTERED AGENT
     Having been named as the initial registered agent to accept service of process for Mark & Kambour Holdings, Inc. at the place designated in these Articles of Incorporation, the undersigned is familiar with and accepts the appointment as registered agent and agrees to act in this capacity.

C T CORPORATION SYSTEM
Date: 10/12/09	By:	/s/ Danny Verdecchia, Jr.
		Name:	Danny Verdecchia, Jr.
Title: Asst. Secretary